                                                                   EXHIBIT 10.14

                 EQUIPMENT SALE AND SOFTWARE LICENSE AGREEMENT



     This EQUIPMENT SALE AND SOFTWARE LICENSE AGREEMENT (this Agreement) is being entered into between Online System Services, Inc. (OSS), having its principal office at 1800 Glenarm Place, Denver, Colorado, and Intermedia Partners Southeast, 424 Church Street, Suite 1600, Nashville, Tennessee 37219 (Customer).

                             PRELIMINARY STATEMENT

     OSS is generally in the business of providing Internet related equipment, software and service to enable a customer to establish a turn-key Internet package which generally enables a customer to become an Internet service provider to its own customers. OSS is also generally in the business of assisting customers in establishing designing, programming, and implementing web page design and establishing a web site presence on the Internet ("OSS Business").

     The concept underlying OSS Business is that there is a business opportunity in non-urban areas of this county for the establishment of an Internet Service Provider ("ISP") operation which can connect local residents to the worldwide Internet by dialing a local telephone number. OSS has recognized that one major barrier which discourages local operators from entering the ISP business is a lack of technical, administrative, and marketing expertise about the Internet Service Provider business. In response to these observations OSS has developed a business model in which OSS provides the needed expertise and services which support a local operator in establishing and maintaining a local ISP business.

     OSS provides a range of services, such as hardware and software selection, installation, initial training, consulting, and general assistance in implementing and operating an ISP business. OSS also provides extensive documentation and supporting materials for ISP administration, marketing, sales, Web development support, and other materials for successful ISP operations. OSS provides this turnkey package and post-installation support and receives the fixed initial fee set forth herein and subsequent royalties which are dependent on the revenue stream of the ISP operation.

     In connection with the OSS Business, OSS owns and/or has the right to license various software which OSS has generally named Community Access America which consists of computer software programs. The software consists of various programs set forth on Schedule A attached hereto including a proprietary program developed by OSS known as the Accounting and Control System together with various user documentation prepared by the OSS to assist the Customer to operate the Customer Business. Such materials are referred to in this Agreement as the Application Programs. This Agreement grants Customer a right and license to the Application Programs provided that certain software has been provided to OSS by Microsoft for sublicense to the Customer conditioned on the Customer executing the Microsoft License attached hereto as Schedule B (the "Microsoft License" ).

     OSS also sells equipment and related software some or all of which may be purchased by OSS from others for use with the Application Programs in connection with the operation of the Customer Business (the "Equipment").

     For purposes of this Agreement, the Application Programs and the Equipment are collectively referred to as the "System".

     Customer desires to establish an Internet point of presence, to design web pages for customers and to perform such services generally to enable it to become an Internet Service Provider ("Customer Business") to its own customers. Customer desires to conduct the Customer Business using the System only in the location(s) specified herein and OSS desires to establish the Customer as the only user of the System in such location.

OSS AND CUSTOMER, INTENDING TO BE LEGALLY BOUND, HEREBY AGREE AS FOLLOWS:

                                   SECTION 1
              PROVISIONS APPLICABLE TO EQUIPMENT SALE AND PURCHASE

     1.1 PURCHASE AND SALE. Customer hereby agrees to buy, and OSS hereby agrees to sell to Customer, subject to the terms and conditions of this Agreement, the Equipment set forth and described on Schedule C described at the price also set forth on in Schedule C ("Equipment Purchase Price"), together with the materials and services shown in Schedule D attached hereto.

     1.2 PAYMENT. Payments of the Equipment Purchase Price will be made to OSS at the address set forth above, or at any other place designated by OSS. Upon execution of this Agreement, Customer agrees to pay fifty percent (50%) of the Equipment Purchase Price set forth in Schedule C. Twenty-five percent (25%) of the Equipment Purchase Price shall be paid to OSS upon delivery of the equipment to the Customer. OSS agrees to provide customer with a written invoice upon delivery of the Equipment. The remaining twenty-five percent (25%) is due upon completion of the Installation Plan as defined herein and acceptance of the installation of the System by the Customer as also defined herein. In the event any components of the Equipment are found to be defective prior to Customer's acceptance under Section 3.6, then OSS shall, at its sole cost and expense, repair such Equipment or replace same with comparable Equipment within five (5) days of notice Customer agrees to pay when due (or, if necessary, reimburse OSS for) any applicable sales, use, property, excise, and other similar taxes. The cost of packing, crating, shipping, in-transit insurance, and all training/installation-related travel expenses incurred by OSS (OSS Expenses) is an additional charge and will, at OSS's option, be added to the Equipment Purchase Price, reimbursed upon written request, or paid by Customer directly. In the event the OSS Expenses exceed one thousand five hundred dollars ($1,500.00) in the aggregate, OSS shall advise Customer of the amount of any such charges in excess of such amount prior to incurring same and secure Customer's written consent to such charges.

     1.3 OTHER EQUIPMENT. In light of possible equipment and software incompatibility, Customer agrees that it shall not use any equipment or other devices or hardware in conjunction with the Equipment without first consulting with OSS.

                                   SECTION 2
                   PROVISIONS APPLICABLE TO SOFTWARE LICENSE

     2.1 GRANT OF LICENSE. So long as this Agreement is in full force and effect, OSS hereby grants to Customer a license which shall be exclusive to the extent provided for in paragraph 3.3 hereof, to install, use, and execute the Application Programs on Equipment owned by Customer at the Approved Location(s) (as specified in Section 3.1 hereof) solely to conduct the Customer Business. Customer shall have the right, but not the obligation, to use the name Community Access America in conjunction with customer's name and logo in offering the product at the Approved Location(s). If the Customer desires to use the Microsoft Internet Explorer Administration Kit, Customer agrees to execute the Microsoft License and comply with the terms and conditions thereof

     2.2 LICENSE FEE. Customer has paid a one time license fee of $_______ for one Approved Location and shall thereafter pay a one time licence for each additional Approved Location ("License Fee") of $_____ dollars in consideration of the license of the Application Programs. The License Fee shall be included in the total price as shown in Schedule C and is due and payable within ten (10) days of the Customer's commencement of the commercial launch of the Customer's business in the Approved Location.

     2.3 OWNERSHIP OF SOFTWARE. Subject only to the right and license expressly granted hereunder, all right, title, and interest in and to all intellectual property are and shall remain the property of the party who owned such rights prior to licensing same to the other party.

     2.4 USE OF APPLICATION PROGRAMS. The Application Programs are for use solely on the Equipment and solely at the Approved Location(s). Use of the Application Programs at other locations is expressly forbidden unless OSS has provided the Customer with written approval to copy, reproduce, or assign the Application Programs for use at other locations.

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     2.5  ROYALTY.  In consideration of the rights and licenses granted hereunder, Customer shall pay OSS a monthly royalty ("Royalty" ) provided for in Schedule E hereto. The Royalty provided for in Schedule B will be separately determined for Customer's revenues attributable to the provision of Internet access and for other Web services provided by Customer.

     2.6 PAYMENT OF ROYALTY. The Royalty shall be paid by Customer on or before the thirtieth (30th) day following each month for gross revenue collected by the Customer, with respect to the Customer Business during the previous month. Customer agrees to maintain and provide to OSS a Royalty Report Form with each royalty payment in the format of the monthly Royalty Report Form set forth in Schedule F (attached hereto) to enable the parties to accurately compute the Royalty. The Royalty shall be paid to OSS and submitted with the Royalty Report at the address herein.

     2.7 UPGRADES. OSS agrees to make all upgrades and enhancements to the Application Programs available to Customer at the lowest price charged by OSS to any of its customers.

     2.8 USE OF OTHER SOFTWARE. In light of possible equipment and software incompatibility, Customer agrees that it shall not use any software in conjunction with the Equipment and Application Software without first consulting with OSS.

                                   SECTION 3
                    PROVISIONS APPLICABLE TO EQUIPMENT SALE
                              AND SOFTWARE LICENSE

     3.1 APPROVED LOCATION. The Approved Location(s) are specified in Schedule G hereto. The parties may add, delete, or change the Approved Location(s) at any time through a signed addendum to this Agreement.

     3.2 SELECTION OF APPROVED LOCATION(S). OSS and Customer hereby acknowledge that the Approved Location(s) have been and will be selected and proposed by Customer and mutually agreed to by Customer and OSS based upon Customer's own independent judgment of its needs and objectives. Neither party provides any assurance with respect to the suitability or profitability of the use of the System in Customer's business or the selection of the Approved Location.

     3.3 EXCLUSIVE RIGHT. So long as this Agreement is in full force and effect, OSS hereby grants to Customer the exclusive right to exploit the license to the Application Programs in the Approved Location solely in pursuit of the Customer's Business. So long as this Agreement is in full force and effect, OSS agrees that it will not enter into any agreement granting rights similar to those rights granted herein to any other party whose approved location is in the same telephone local calling area as the Approved Location(s) granted to the Customer herein.

     3.4 ANCILLARY SERVICES. Customer shall be solely responsible for arranging for the provision of telecommunication services provided by the local telephone company, interchange carriers, and any other telecommunications company, which may be necessary for the Customer to utilize the System at the Approved Location(s). In addition, Customer shall be solely responsible for insuring the provision of adequate 110 volt power circuits for the System, including backup (uninterruptible power supply, if desired) power.

     3.5 INSTALLATION. OSS is responsible for staging, configuration, installation, and testing of the System. The System will accommodate and/or perform the following primary and commonly used Internet functions; Domain Name Service, Internet e-mail processing, World Wide Web access, News groups, File Transfer Protocol (ftp), Telnet, and dialup user access. The System will also perform all of the accounting and control functions for dialup customers gaining access to the System.

     3.6 ACCEPTANCE. OSS's technician is responsible for the initial acceptance of the System at the time of installation. OSS's technician will demonstrate to Customer the successful operation of all material functions of the installed System prior to certifying in writing to Customer that the installation has been completed. In the event the Customer contests that all material functions of the installed System are operating successfully, or the certification of the installation, Customer shall provide written notice of such claimed defects to OSS within thirty (30) days following OSS's certification that the System operates successfully. The parties shall thereafter diligently

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resolve any such disputes.  The System will be considered to have received final acceptance by the Customer thirty (30) days following the completed installation unless Customer provides written notice to OSS specifying in reasonable detail the claimed defects.

     3.7 REPAIR OF DEFECTS. OSS is responsible for repairing any operational deficiencies believed to be caused by the System at its sole cost, or explaining to the Customer's satisfaction that perceived deficiencies or operational problems are not caused by the System.

     3.8 CAPACITY OF SYSTEM. The parties hereto agree and acknowledge that the system capacities set forth on Schedule H represent the design capabilities for the System. In the event the Customer desires to expand the capacity of the System in any regard, the Customer first agrees to contact OSS and advise them as to the projected expansion. OSS shall then advise Customer whether or not the proposed expansion is technically possible and the cost thereof. In the event Customer determines to so modify or expand the System, Customer may elect to enter into a modification of this Agreement with OSS to provide such expansion. Alternatively, and in its sole discretion, Customer may elect to conduct a bid process on the same terms and conditions used by OSS to provide the initial estimate to Customer and may elect to enter into a separate agreement regarding expansion of the System.

     3.9 ERROR CORRECTION. OSS shall correct any material reproducible error or malfunction in the System. OSS agrees to cure such material reproducible error or malfunction within forty-eight (48) business hours after such error or malfunction is detected and reported to OSS. If OSS, in its discretion, requests written verification of an error or malfunction discovered by Customer, Customer shall immediately provide such verification to the extent possible, by facsimile or overnight mail, setting forth in reasonable detail the respects in which the System fails to perform. An error or malfunction shall be material if it represents a nonconformity with OSS's current published specifications for the System, and/or if Customer, in its reasonable discretion, determines (and notifies OSS) that such error or malfunction interferes with the use of the System. In the event OSS has diligently pursued the correction of such errors and such errors are not corrected within such forty-eight (48) hours, OSS shall be deemed in default of this Agreement.

     3.10 SERVICE. Customer shall reimburse OSS at $75.00/hour plus materials for all work of OSS spent investigating an error or malfunction that OSS reasonably determines to have been caused by a modification to the System that was neither made nor authorized by OSS, unless the error or malfunction was not caused by OSS's negligence, recklessness or willful misconduct.

     3.11 ACT OF GOD. The date on which the parties obligations are required to be fulfilled will be extended for a period equal to the time lost by reason of any delay arising directly or indirectly from (1) acts of God, unforeseeable circumstances, acts (including a delay or failure to act) of any governmental authority (de jure or de facto), war (declared or undeclared), riot, revolution, priorities, fires, floods, strikes, labor disputes, sabotage, or epidemics; (2) inability due to causes beyond either party's reasonable control and either party's best efforts to timely obtain instructions or information from the other party, to or obtain necessary and proper labor, materials, components, facilities, or transportation; or (3) any other cause beyond the applicable party's reasonable control. The foregoing extension will apply even though such cause(s) may occur after the applicable party's performance of its obligations has been delayed for other causes.

     3.12 CUSTOMER SUPPORT. OSS shall, during the hours of 8:00 A.M. to 5:00 P.M., MOUNTAIN TIME ZONE on weekdays (exclusive of holidays), make reasonable telephone support available to Customer's Project Leader and other personnel of Customer who have been trained by OSS in the use of the System. OSS also will provide a digital pager number to the Customer to which emergency calls can be made to OSS's technicians on a 24 hour per day basis. In addition, OSS shall agree with Customer what, if any, additional telephone support shall be made available. Such telephone support shall not exceed five (5) hours per month. Additional hours above the five (5) basic hours will be charged at OSS's normal hourly rate of $75.00 per hour, billable in 1/4 hour increments, beginning with the month first commencing sixty (60) days after installation of the System.

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

                                   SECTION 4
                        INSTALLATION, DELIVERY AND TITLE

     4.1 TITLE. Title to the Equipment and risk of loss shall pass to Customer on Acceptance as provided for in paragraph 3.6 hereof.

     4.2 DELIVERY OF EQUIPMENT. Unless otherwise determined by OSS, OSS will deliver all Equipment to Customer F.O.B. OSS's principal place of business. OSS reserves the right to make partial deliveries and to ship the Equipment as it becomes available. Delivery dates are approximate. Customer shall provide a mutually agreeable installation and operations environment suitable for computer equipment.

     4.2 INSTALLATION PLAN. OSS shall promptly provide on-site installation assistance comprised of the installation and other services described in the Installation Plan set forth in Schedule I attached hereto and such other services as the parties mutually and reasonably determine are necessary to permit Customer to begin use of the System in accordance with such Installation Plan.

     4.3 CUSTOMER RESPONSIBILITIES. Customer shall promptly perform all responsibilities it is assigned under the Installation Plan. Customer shall also furnish to OSS, free of charge for the period of time required for installation of the System, (1) access to the location in which the Equipment is to be placed during normal business hours, and (2) the time and attention of a management-level employee (hereinafter the Project Leader ) knowledgeable in aspects of Customer's business and operations.

                                   SECTION 5
      OPTIONAL TELEPHONE SUPPORT AND STARTUP SOFTWARE FOR CUSTOMER'S USERS

     5.1 Customer Internet User Support. OSS will provide customer support for the Customer's Internet users if requested by the Customer. This support will consist of telephone consultation in response to Customer's Internet Users' request for assistance. OSS will provide a toll-free (to the Internet user) number for handling of these calls. The terms and pricing for this service shall be as mutually agreed between the parties.

     5.2 NEWSGROUP SERVICES. OSS will provide Usenet Newsgroup Services for the Customer's end users from its server located at OSS headquarters. The pricing for Newsgroup Services is shown in Schedule E.

     5.3 INTERNET USER STARTUP SOFTWARE. OSS will provide Internet user startup software if requested by the Customer. The software includes the Microsoft(R) Internet Explorer, which is provided under a no-fee license agreement between OSS and Microsoft. The Customer must also sign an identical License and Distribution Agreement with Microsoft if the Customer desires OSS to prepare the user startup software. The terms and pricing for software shall be as mutually agreed between the parties.

                                   SECTION 6
                                CONFIDENTIALITY

     6.1 CONFIDENTIAL INFORMATION. For purposes of this Agreement, "Confidential Information" shall mean all confidential and proprietary information disclosed by one party to the other party, including (i) information disclosed in writing and marked "confidential", (ii) information disclosed orally and identified as confidential at the time of disclosure, and (iii) information which the receiving party knows or has reason to know is confidential, trade secret, or proprietary information of the disclosing party, and (iv) the terms and conditions of this Agreement. Customer and OSS will maintain each other's Confidential Information in confidence, will not use such Confidential Information other than in connection with this Agreement, and will not disclose such Confidential Information to any persons other than their employees with a need to know except: (i) to the extent necessary to comply with law of the valid order of a court or governmental agency or authority in which case the disclosing party will so notify the other in writing as promptly as practicable (and, if possible, prior to making any disclosure) and will seek confidential treatment of such terms and conditions; (ii) as part of normal reporting or review procedure to parent companies, auditors and attorneys; provided, that such parent company, auditors and attorneys are bound by substantially similar obligations; and (iii) in order to enforce their respective rights pursuant to this Agreement in a legal proceeding. The provisions of this Section 6 shall in no event apply to information that (i) is in or enters the

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public domain without breach of this Agreement; (ii) is lawfully received from a third party without restriction on disclosure and without breach of nondisclosure obligation; or (iii) is developed independently.

     6.2 INJUNCTIVE RELIEF. Each party acknowledges that the unauthorized disclosure and/or use of any Confidential Information of the other party would cause irreparable harm that could not be remedied by the payment of damages alone. Accordingly, the party whose Confidential Information has been improperly disclosed and/or used will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of this Section 6.

                                   SECTION 7
                                  INSPECTION

     7.1 INSPECTION. OSS's authorized representatives shall provide seven (7) days written notice to contact Customer for an appointment to be promptly scheduled at the parties mutual convenience to visit the Customer's premises and to be granted access to the Customer's offices, employees, and managers during normal business hours for the purpose of inspecting Customer's equipment, physical plant, and applicable books and records necessary to verify the accuracy of Customer's Royalty Payments, and Customer's compliance with the material provisions of this Agreement. All such books and records will be retained by Customer for inspection and audit by OSS for not less than six (6) months and no longer than one (1) year after the creation of such books and records. In furtherance of the foregoing, Customer also agrees to grant OSS reasonable access to the Customer's billing database via the Internet for such verification. Permission for such access shall not unreasonably be withheld by Customer. Customer shall maintain full and complete records in accordance with generally accepted accounting principles and shall submit to OSS the monthly Royalty Report Form pursuant to Section 2.6 herein.

                                   SECTION 8
                           INITIAL CUSTOMER TRAINING

     8.1 INITIAL CUSTOMER TRAINING. Before commencing its use of the System, Customer and OSS shall determine a training schedule acceptable to Customer and the Customer shall make its managers and employees available during normal business hours for training of such duration and scope as the parties may mutually agree. Reasonable out of pocket expenses incurred by OSS for such training, and agreed to in advance by Customer, shall be borne by Customer and reimbursed to OSS within thirty (30) days of being invoiced by OSS to Customer. Employees of the Customer shall include a technician familiar with computers, computer networks, communications and data protocols. Such technician shall be competent to deal with routine questions from current and potential customers obtaining Internet access from the Customer.

                                   SECTION 9
                     WARRANTIES AND LIMITATION OF LIABILITY

     9.1 SERVICE WARRANTY. OSS warrants that it will render its services provided for herein in a good and workmanlike manner. As OSS's sole responsibility and Customer's exclusive remedy in the event of any material failure to meet such standard, OSS shall make its best efforts to remedy any resulting discrepancies or defects which are required to be remedied by OSS as provided for herein. Any claim based on the foregoing warranty must be submitted in writing in accordance with OSS's standard procedures within ninety
(90) days after delivery or the date of required delivery of the pertinent service. Except as expressly set forth in this Agreement, OSS makes no warranty or representation, express or implied, as to any matter whatsoever, including, without limitation, its services, the System, the design or condition of the equipment or any programming, or any output based on use of the System. OSS specifically disclaims, without limitation, any implied warranty of merchantability or fitness for a particular purpose.

     9.2 SYSTEM WARRANTY. OSS warrants, for Customer's sole benefit, that the System, when delivered, properly installed, and used in accordance with OSS's instructions, will conform to OSS's most current version of the published specifications (Schedule 1) for the System in all material respects. As OSS's sole responsibility and Customer's exclusive remedy in the event of any material nonconformity, OSS shall, at its option, make a reasonable effort to repair or replace the System so that it conforms to such written specifications or shall reimburse Customer's license fee. Any claim based on the foregoing warranty must be submitted in writing in accordance

                                      -6-
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with OSS's standard procedures within ninety (90) days after delivery of the
Application Programs. Such warranty shall not apply if the System has been modified by Customer.

     9.3 PARTY TO WARRANTIES AND REPRESENTATIONS. Neither party shall have the authority to and shall not make any representations or warranties to others on behalf of the other party.

     9.4 LIMITATION ON LIABILITY. The total liability of either party (including their subcontractors and suppliers) for all claims, whether in contract, tort (including negligence and product liability) or otherwise, arising out of, connected with, or resulting directly or indirectly from this Agreement, the license, delivery, installation, use, support, or maintenance of the Application Programs shall not exceed the amount of the License Fee. Notwithstanding any other provision in this Agreement to the contrary, in no event shall either party be liable for any incidental, consequential, indirect, or special damages, including, without limitation, damages for loss of profits or revenue, cost of capital, claims of customers for service interruptions or failure of supply, and costs and expenses incurred in connection with labor, overhead, transportation, installation, or removal of equipment or programming or substitute facilities or supply resources, whether arising in contract, tort (including negligence) or otherwise.

     9.5 LIMITATION OF WARRANTY. Except as set forth in this Agreement or another written agreement signed by a duly appointed officer of such party, neither party makes any warranty or representation, express or implied, with respect to any matter whatsoever, including, without limitation, the application programs, the system, or any output based on use of the system, and both Customer and OSS specifically disclaim, without limitation, any implied warranty of merchantability, fitness for a particular purpose.

     9.6 LIMITATION OF DAMAGES ON EXPIRATION OR TERMINATION OTHER THAN FOR CAUSE. Neither party will be liable to the other for damages of any kind or upon its termination of this Agreement in accordance with its terms or upon its termination other than for a material breach. Both parties waive any right it may have to receive any compensation or reparations under the law of any jurisdiction in the event of such an expiration or termination other than for a material breach.

                                   SECTION 10
                              TERM AND TERMINATION

     10.1 TERM. This Agreement shall commence on the date of both parties written acceptance of this Agreement, as set forth at the end of this Agreement. Unless sooner terminated in accordance with this Section, this Agreement shall continue in effect for two (2) years, and thereafter may be renewed upon the mutual written agreement of the parties.

     10.2 TERMINATION ON DEFAULT. Either party may send thirty (30) days written notice of termination to the other party specifying in detail one or more of the following events

          1. Ether Party defaults in the performance of any material requirement or obligation contained in this Agreement;

          2. Either Party fails to make a required payment to the other Party within fifteen (15) days of its due date;

          3. Customer or OSS ceases doing business or otherwise sells all or a portion of its assets used in connection with providing Internet Services in the Approved Location(s);

          4. Customer or OSS is the subject of bankruptcy, insolvency, or similar proceeding, or makes an assignment for the benefit of creditors; or a receiver is appointed for Customer's or OSS's assets related to providing Internet Services in the Approved Location(s).

     10.3 OPPORTUNITY TO CURE DEFAULT. Except as otherwise provided in this Agreement, upon receipt of a written notice asserting an event of default, the party receiving such notice shall have an opportunity to cure such default within thirty (30) days of such notice, or at a minimum, dispute the claimed event of default, or if such default cannot be reasonably cured within such thirty (30) day period, then the party in default shall demonstrate, to the other party's

     10.4 EFFECT OF TERMINATION. Upon and after any termination of this Agreement or the expiration of the Term:

           1. Customer, its receivers, trustees, assignees, or other representatives shall immediately surrender all rights, licenses, and privileges granted under this Agreement.

           2. Customer, its receivers, trustees, assigns, or other representatives shall immediately cease using and return without delay all equipment and property owned by OSS, including, without limitation, all manuals, billing and other proprietary software, and informational materials furnished by OSS to Customer. Any equipment delivered to Customer by OSS and fully paid for by Customer and all non-proprietary software provided by OSS to Customer (to the extent permitted by the original seller thereof) shall not be deemed equipment or property owned by OSS.

           3. Except as may be necessary for a short duration following termination, neither Customer nor OSS, nor its receivers, trustees, assigns, or other representatives shall continue to market, advertise or otherwise, use or display any of the other Party's, OSS's trademarks or any name, mark, or logo that is the same as or similar to the other Party's trademarks, represent itself to be a licensee of the other, or in any way identify itself with the other Party.

           4. If Customer has paid for all Equipment in full, Customer shall be entitled to keep such Equipment. Upon termination, Customer shall pay Royalties then due and payable up to the date of termination, less any amounts due and owing Customer from OSS. Upon termination, if Customer has not paid for all Equipment, Customer shall return all Equipment to OSS and OSS shall reimburse Customer for the difference between the reasonable value of the returned Equipment (after deducting the costs of retrieving and shipping such Equipment) and the total amount due for the purchase of the Equipment and any Royalties then due and payable.

     10.4 NON-RELEASE OF OBLIGATIONS. No termination of this Agreement shall release either party from any obligation to pay the other any amount that has accrued or become payable at or prior to the date of termination.

     10.5 SURVIVAL OF PROVISIONS. The provisions of paragraphs 2.3, 2.4, 6.1, 9.1, 9.4, 9.5, 9.6, 11, and 12 shall survive the termination of this Agreement.

                                   SECTION 11
                                INDEMNIFICATION

     11.1 To the extent of each parties negligence, OSS and Customer will each defend, indemnify and hold harmless the other's affiliated companies and partners and their respective officers, directors, employees and agents from all liabilities, damages, costs and expenses (including, without limitation, reasonable counsel fees and expenses) directly or indirectly incurred in connection with any third party claim arising directly or indirectly out of a breach of any material term or condition set forth in this Agreement or the performance of either party hereunder.

     11.2 To assert its rights of indemnification hereunder in cases involving third party claims, the party seeking indemnification must:

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          1.  promptly notify the indemnifying party in writing of any claim or legal proceeding which gives rise to such right;

          2. afford the indemnifying party the opportunity to participate in, or, at its option, fully control any proceeding and the compromise, settlement, resolution or other disposition of such claim or proceeding; and

          3. fully cooperate with the indemnifying party, at the indemnifying party's expense, in such indemnifying party's participation in, and control of, any claim or proceeding and the compromise, settlement, resolution or other disposition of such claim or proceeding; provided, however, that if such compromise, settlement, resolution or the disposition could have an adverse effect on the indemnified party, then indemnified party's consent to such compromise, settlement, resolution or other disposition will be required but will not be unreasonably withheld.

                                   SECTION 12
                   INTELLECTUAL PROPERTY RIGHTS AND OWNERSHIP

     12.1 "Intellectual Property Rights" means all patent rights, copyright rights (including, but not limited to, rights in music and audiovisual works and moral rights), trademark rights, trade secret rights, and any other intellectual property rights recognized by the law of each applicable jurisdiction.

     12.2 Except as specified in Section 12.3 below, (I) Customer will not acquire any proprietary or other rights by reason of this Agreement in any names, trademarks, and logos used by OSS and (ii) OSS will not acquire any proprietary or other rights by reason of this Agreement in "InterMedia" or any other names, trademarks, and logos used by Customer. Materials used by one party that incorporate any of the other party's names, trademarks, and logos (the "Marks") will not be made available to third parties unless they comply with the trademark guidelines then in effect for such Marks.

     12.3 Subject to the terms and conditions of this Agreement, each party grants the other party a non-exclusive, non-transferable license for the term of this Agreement for its use in accordance with the trademark guidelines then in effect for such Marks. Such use must reference the owner of the Marks. The license grant set forth herein will automatically terminate for any further use of the Marks in the Approved Locations upon the termination or expiration of the Agreement. Upon any such termination or expiration, neither party will use the Marks of the other party.

     12.4 Each party will have the exclusive right to own, use, hold, apply for registration for, and register its own Marks during the term of, and after the expiration or termination of, this Agreement. Neither party will take nor authorize any activity inconsistent with these exclusive rights of the other party.

     12.5 Customer's ownership rights under this Section 12 will include, but not be limited to (i) all Intellectual Property Rights held by Customer; and
(ii) all modifications to, and derivative works base upon, such Intellectual Property Rights.

     12.6 OSS represents that the Application Programs, including associated report formats, screen displays, and menu features, constitute copyrightable works protected by federal and international copyright laws. In addition to and in furtherance of the protection afforded by such copyright laws, Customer shall not knowingly permit any one, including its personnel, to remove any proprietary or other legends or restrictive notices, which are specifically designated as such, contained or included in any materials provided by OSS, and Customer shall not knowingly permit any persons to copy or modify any such materials except as specifically authorized hereunder.

     12.7 Neither party will delete or in any manner alter the Intellectual Property Rights notices of the other party or its suppliers, if any. Each party will reproduce and display the other party's Intellectual Property Notices where appropriate. Each party will use its reasonable efforts to protect the other party's Intellectual

Property Rights and will report promptly to the other party any actual or suspected infringement or misappropriation of such rights of which it becomes aware.

     12.8 THIRD PARTY INFRINGEMENT. Each party reserves the sole and exclusive right at its discretion to assert claims against third parties for infringement or misappropriation of its Intellectual Property Rights.

     12.9 INFRINGEMENT. If Customer receives a claim that any item of Equipment, when used in accordance with OSS's instructions, infringes a U.S. patent, copyright, or other intellectual property interest, Customer will notify OSS promptly in writing and give OSS all necessary information and assistance and the exclusive authority to evaluate, defend, and settle such claim. OSS shall indemnify Customer against any such claim. OSS, at its own expense and option, will then (1) settle or defend against such claim; (2) procure for Customer the right to use such item of Equipment; (3) replace or modify inch item of Equipment to avoid infringement; or (4) remove such item of Equipment and refund the purchase price less a reasonable amount for depreciation. Provided such timely notice has been given by Customer, should any court of competent jurisdiction hold the manufacture or use of such item of Equipment to constitute infringement, OSS will pay any costs and damages finally awarded on account of such infringement and, if the use of such item of Equipment is enjoined, OSS will take, at its option, one or more of the actions described in this Section 12. With respect to any item of Equipment or part thereof not manufactured by OSS, only the indemnity, if any, given by the manufacturer thereof will apply. The foregoing indemnity will not apply to any item of Equipment made to the specification or design of Customer or modified or altered in any way or to the use of the Equipment outside the scope of the System. The rights and obligations of the parties with respect to patents and all other intellectual property rights are solely and exclusively as stated herein.

                                   SECTION 13
                                 MISCELLANEOUS

     13.1 NON-WAIVER. A failure by either party to enforce any right under this Agreement shall not at any time constitute a continuing waiver of such right or any other right, and shall not modify the rights or obligations of either party under this Agreement.

     13.2 WRITTEN NOTICE. Any notice to a party required or permitted by this Agreement shall be sufficiently given only when provided in writing, and either personally delivered or sent via certified or registered mail express mail delivery, with receipt confirmation, or via fax with receipt confirmation to the party's address indicated below. Each party shall promptly give the other party notice of any address change. No sales person or field representative of either party shall be authorized to act or make any commitment for such party except pursuant to written instructions made and signed by a duly appointed officer of such party.

                    Notice to OSS:
                    Online System Services, Inc.
                    1800 Glenarm Place
                    Denver, Colorado ZIP
                    ATTN:

               Notice to InterMedia:
                    InterMedia Partners of Tennessee, L.P.
                    c/o 105 Jack White Drive
                    Kingsport, TN 37664
                    ATTN:  General Manager

               With Copy to:
                    InterMedia Partners
                    424 Church Street, Suite 1600
                    Nashville, TN 37219
                    ATTN:  Legal Department

     13.3 SUCCESSORS. This Agreement shall obligate and benefit the parties, and their permitted receivers, trustees, assignors, and other representatives. Neither party may assign all or any part of this Agreement without the prior written consent of the other party. No assignment or transfer of any interest in this Agreement or any other agreement relating to the subject matter hereof (including sublicenses, hypothecations, security interests, and the like) may be made by either party without the prior written consent of the other party, which shall not be unreasonably withheld. In the event that Customer ceases doing business or sells all or a portion of the assets used in connection with providing Internet services in the Approved Location(s), then if the transferee does not agree to assume the terms of this Agreement for such Approved Location(s), Customer shall have the right to terminate this Agreement upon thirty (30) days written notice to OSS.

     13.4 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, the remaining provisions being deemed to continue in full force and effect.

     13.5 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Colorado.

     13.6 ENTIRE AGREEMENT. This Agreement is the entire agreement of the parties, and supersedes all prior agreements and communications, whether oral or in writing, between the parties with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless made in writing and signed by OSS and Customer.

     13.7 CREDIT REPORTS. Both parties understand and agree that credit reports concerning the other party may be requested by and shall be furnished to the requesting party in connection with this Agreement, not more than once per year.

     13.8 RELATIONSHIP OF PARTIES. There is no intent within this Agreement to grant a franchise, create a partnership, joint venture, or business relationship between the parties other than that described within this Agreement. Customer and OSS are and at all times shall remain independent contractors and shall have no authority to bind the other to any commitments of any kind.

     13.9 FORCE MAJEURE. Notwithstanding any other provision in this Agreement to the contrary, neither party will have any liability to the other with respect to its failure to perform its obligations under this Agreement, except of the payment of amounts due, if such failure is due to any of the following events (each a "Force Majeure" event): (i) the failure of any equipment or software under the control of a person, firm or entity not affiliated with such party;
(ii) any labor dispute, fire, flood, riot, law, government regulation or delay, or act of God; or (iii) any other cause beyond the reasonable control of such party. In any such case, the parties' time for performance under this Agreement and the term hereof, to the extent affected by any of the foregoing, will be correspondingly extended.

                                   SECTION 14
                                   ACCEPTANCE

     14.1 Acceptance. This Agreement shall not become effective until accepted in writing by both parties. Such acceptance shall be evidenced by the signature of the Chairman of the Board, President, Treasurer, or any Vice President, or other authorized party with OSS or Customer and the entry of the acceptance date in the space provided below.

INTERMEDIA PARTNERS                 ONLINE SYSTEMS SERVICES
Southeast (Customer)


BY  /s/                               BY  /s/
  ----------------------------          ------------------------------------
  Authorized Signature                Authorized Signature

______________________________
Printed Name and Title                Paul Spieker - VP -Network Development
                                      Printed Name and Title

______________________________        ______________________________________

------------------------------        1800 Glenarm Place, Suite 800, Denver CO
Address                               Address

August 4, 1997

                                AMENDMENT NO. 1
                                       TO
                 EQUIPMENT SALE AND SOFTWARE LICENSE AGREEMENT

WHEREAS, Online System Services, Inc. ("OSS") and InterMedia Partners Southeast ("Customer") have entered into that EQUIPMENT SALE AND SOFTWARE LICENSE AGREEMENT (the "Agreement") dated August 4, 1997; and

WHEREAS, OSS and Customer desire to set forth terms which shall govern Customer's use of the OSS System in additional Approved Locations; and

WHEREAS, OSS and Customer desire to modify the Agreement such that wherever language contained in this Amendment conflicts with the terms of the Agreement or any exhibit thereto, the language contained in this Amendment shall control;

NOW, THEREFORE, the parties agree as follows:

1. The first five sentences of Section 1.2 shall be replaced with the following:

     Payments of the Equipment Purchase Price, including the design and integration fee, will be made to OSS at the address set forth above, or at any other place designated by OSS. Customer agrees to make payments for Equipment which Customer agrees to buy and OSS agrees to sell to Customer in accordance with the following schedule: (a) fifty percent (50%) of the Equipment Purchase Nice, including the design and integration fee, as set forth in Schedule C shall be paid upon execution of this Agreement or, as applicable, an amendment thereto which provides for the purchase of additional Equipment; (b) twenty-five percent (25%) of the Equipment Purchase price shall be paid to OSS upon delivery of the Equipment to Customer with a written invoice; and (c) the remaining twenty-five percent (25%) of the Equipment Purchase Price shall be due ninety (90) days after the date of delivery of the Equipment unless OSS fails to complete the Installation Plan as defined herein or Customer provides notice that the installation is unacceptable pursuant to Section 3.6 herein.

2. The following new Section IA entitled "Expansion Markets and New Markets" is added to the Agreement:

     1A.1 EXPANSION MARKETS. For the purposes of this Agreement, an Expansion Market shall be defined as any Approved Location in the East Tennessee region that is utilizing the backbone connection to the Internet existing in Kingsport, Tennessee. All terms and conditions in this Agreement shall apply to any Expansion Market, except that
           (i) the License Fee shall not be applicable in any Expansion Markets,
           (ii) the Royalty for an Expansion Market shall be set forth in Schedule E-l, and (iii) Customer agrees to pay the "Installation Fees" set forth in Section 4.3 and Schedule I-1 for the installation and integration of the System in Expansion Markets.

     1A.2 NEW MARKETS. For the purposes of this Agreement, a New Market shall be deemed any Approved Location, excluding any Expansion Market and excluding the Kingsport, Tennessee market as currently defined in Schedule G. All terms and conditions in this Agreement shall apply to any New Market, except that (i) the License Fee shall not be applicable in any New Markets, (ii) the Royalty for a New Market shall be set forth in Schedule E-1,(iii) Customer agrees to pay the "Installation Fees" set forth in Section 4.3 and Schedule I-1 for the installation and integration of the System in New Markets, and (iv) the length of the term of this Agreement for such New Markets shall be five (5) years unless otherwise agreed upon by the parties.

     1A.3 MATCHING OPTIONS FOR OSS. Should Customer seek to utilize the OSS System in an Expansion Market and/or a New Market (collectively an "Additional Market"), then within thirty (30) days of Customer's request for a proposal to use the OSS System in an Additional Market, OSS agrees to provide Customer with a proposal which includes an itemized list of Equipment with related maintenance information and the cost therefor which is necessary to provide the OSS system in such Additional Market. For thirty (30) days following receipt of the proposal, Customer may seek to obtain competitive proposals for comparable equipment. After receipt of competitive proposals, should Customer have an interest in accepting a competitive proposal, Customer agrees to first provide OSS with written notice and the right to match the competitive proposal. Should OSS fail to match the competitive proposal with an offer containing comparable equipment that is no greater than 5% of the total cost of the competitive proposal within ten (10) days of the notice, then Customer shall be entitled to accept the competitive proposal.

3. The sentence in Section 4.1 is hereby deleted in its entirety and the following is substituted therefor:

     Title to the Equipment and risk of loss pass to Customer upon delivery of the Equipment to Customer.

4. Section 4.2 entitled Installation Plan shall be renamed "Installation Fees Plan", shall be designated as Section 4.3, and the language in such section shall be deleted in its entirety and the following shall be substituted therefor:

     4.3 INSTALLATION FEES PLAN. OSS shall promptly provide on-site installation assistance comprised of the installation and other services described in the Installation Plan set forth in Schedule 1 attached hereto and such other services as the parties mutually and reasonably determine are necessary to permit customer to begin use of the System in accordance with such Installation Plan. The Installation Fees set forth in Schedule I-1 shall be paid by Customer to OSS for the performance by OSS of the services described in the Installation Plan concerning the installation and integration of the System in Additional Markets.

5.   Section 4.3 entitled "Customer Responsibilities" shall be designated as
     Section 4.4.

6. The second sentence of Section 10.1 of the Agreement is deleted in its entirety and the following is substituted therefor:

     This Agreement shall continue for a period of three (3) years from July 1, 1997, unless sooner terminated in accordance with the terms of this Agreement.

7. The title of Section 8 of the Agreement shall be revised to read: "Internet Access Support, Community Access Partner Support, Training and Documentation".

8.   The following new Section 8.2 is added to the Agreement:

     8.2 OSS agrees to furnish Customer with on-going web support, training and documentation which supports the Internet access, Community Access Partnership, and Web hosting services provided by the Customer, and with additional services to support the access and content business. The parameters and scope of the foregoing services, support, training and documentation are defined in Schedules "K" and "J" attached hereto.

9. Section 2.5 of the Agreement is deleted in its entirety, and the following is substituted therefor:

     2.5 Royalty & Content Fees. In consideration of the rights and licenses granted hereunder and the support training and documentation provided, Customer shall pay to OSS:

          2.5.1 Royalty. In consideration of the rights and licenses granted hereunder, Customer shall pay OSS a monthly royalty ("Royalty") provided for in Schedule E hereto. The Royalty provided for in Schedule E will be separately determined for Customer's revenues attributable to the provision of Internet access and for other Web services provided by Customer.

          2.5.2 Content Revenue Sharing. The parties hereby agree to the following Content Revenue sharing arrangement: (a) For Content Revenues generated or derived from sales by Customer, Customer shall retain _____% of the Content Revenues, and shall pay OSS

               ___% of such Content Revenue; (b) For Content Revenues generated or derived from sales by OSS, OSS shall retain ____% of the Content Revenues, and shall pay Customer ____% of such Content Revenue. For purposes of this section, Content Revenues shall be defined as all fees generated from or attributable to all content sales related activities on the service in the Territory, including but not limited to sponsorships, electronic advertising, electronic banking and electronic commerce minus custom software and web-design development costs, uncollectible billings, installation charges, and value added, sales and other transactional taxes (other than those which Customer is obligated to pay on its own behalf').

        2.5.3 Newsgroups. Newsgroup service will be provided by OSS for an additional S___ per end-user per month with a cap of $_____ per month. If $_______ cap is reached on Schedule E, then Customer shall receive the newsgroup service for no charge.

10.  Schedule C-1, which is attached hereto, is hereby added to the Agreement.

11. Schedule E is hereby revised to add the Royalty Payment terms for months 25 through 36. A revised Schedule E is attached hereto.

12.  Schedule I is hereby amended to include the following item Number 10:

     10. Consulting assistance in the following areas will be provided by OSS on an "as needed" basis and upon the mutual agreement of the parties:

               . Technical Support for Operation of the POP

               . Internet Backbone Services

               . Telecommunications Connections to the POP and Other General
                 Telecommunications Issues

               . Financial Modeling of the Internet Access and Web Content
                 Business

               . Domain Name Registration Process

               . Marketing and Promotional Materials such as Brochures, Flyers,
                 Ad Formats

               . Sample Customer Contracts & Agreements for Access and Web-based
                 Services

               . Administrative Procedures for Operating the Internet Access
                 Business

13.  Schedule K, which is attached hereto, is hereby added to the Agreement.

14.  Schedule L, which is attached hereto, is hereby added to the Agreement.


All terms and conditions of the Agreement shall remain in full force and effect unchanged, except as modified herein.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of May 26, 1998.

CUSTOMER:                           OSS:
INTERMEDIA PARTNERS SOUTHEAST       ONLINE SYSTEM SERVICES, INC.

By:  /s/                            By:  /s/
   ---------------------------      ------------------------------
Name:_________________________      Name:_________________________
Title:________________________      Title:________________________